EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 123 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 02-90946) of my opinion dated February 26, 2007 which was filed as Exhibit (i) to Post-Effective Amendment No. 121.

/s/ Deidre E. Walsh Deidre E. Walsh, Esq.

March 22, 2007 Boston, Massachusetts